                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549




                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                                APRIL 17, 1998
               Date of Report (Date of earliest event reported)



                      PEDIATRIC SERVICES OF AMERICA, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




       Delaware                      0-23946                  58-1873345
       --------                      -------                  ----------
(State of incorporation)           (Commission              (IRS Employer
                                   File Number)          Identification NO.)





             310 Technology Parkway, Norcross, Georgia 30092-2929
            (Address of principal executive offices)    (Zip Code)


       Registrant's telephone number including area code: (770)441-1580





                       Page 1 of 4, including Exhibits.
                    Index to Exhibits is on page 3 hereof.
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ITEMS 5.  OTHER EVENTS

     On April 16, 1998, the Registrant consummated a private offering of $75,000,000 aggregate principal amount of 10% Senior Subordinated Notes due April 15, 2008 (the "Notes"). See the following press release dated April 14, 1998. The net proceeds from the offering of the Notes will be used to repay existing indebtedness of the Registrant.

ITEM 7.   EXHIBITS

     The following exhibits are filed with this report. The Registrant will furnish any exhibit upon request to Pediatric Services of America, Inc., 310 Technology Parkway, Norcross, Georgia 30092. There is a charge of $.50 per page to cover expenses for copying and mailing.

4 Indenture, dated April 16, 1998. To be filed by amendment or in the Registrant's quarterly report on Form 10-Q for the period ending March 31, 1998.

99.1 Press Release, dated April 14, 1998, filed herewith.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   PEDIATRIC SERVICES OF AMERICA, INC.



                                   By: /s/ Stephen M. Mengert
                                       ----------------------------------
                                       Stephen M. Mengert
                                       Senior Vice President, Chief Financial
                                        Officer, Secretary and Treasurer


Dated: April 17, 1998

                                    Page 2
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                               INDEX TO EXHIBITS




EXHIBITS                                                               PAGE NO.
                                                                       --------
          The following exhibits are filed with this report. The
          Registrant will furnish any exhibit upon request to
          Pediatric Services of America, Inc., 310 Technology
          Parkway, Norcross, Georgia 30092. There is a charge of
          $.50 per page to cover expenses for copying and
          mailing.                                                        N/A


    4 Indenture, dated April 16, 1998. To be filed by amendment or in the Registrant's quarterly report on Form 10-Q for the period ending March 31, 1998.

    99.1  Press Release, dated April 14, 1998, filed herewith.            4


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